Exhibit 99.1

August 22, 2012

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg
South Africa
Attn: Chairman of the Board of Directors

Board of Directors:

Effective on completion of the meeting of the board of directors at 1pm South African time, on August 22, 2012, I hereby resign as a director of Net 1 UEPS Technologies, Inc. and from all committees of the Board of Directors of which I am a member.

I leave you with my best wishes for the future.

Sincerely yours,

/s/ Antony C. Ball
Antony C. Ball